Exhibit 99.1

IEG Holdings Announces Expiration of Rights Offering

Las Vegas, Nevada – (August 29, 2016) – IEG Holdings Corporation (OTCQX: IEGH) (“IEG Holdings”) announced today that the subscription period for its previously announced rights offering expired at 5:00 PM ET today, and that the subscription rights are no longer exercisable.

IEG Holdings expects the subscription agent, Computershare Inc., and the Depository Trust Company to finish tabulating the results on or about Friday, September 2nd, 2016. The shares of IEG Holdings common stock subscribed for in the rights offering will be issued to the participating shareholders as promptly as practicable.

About IEG Holdings Corporation

IEG Holdings Corporation (IEGH) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 17 US states. The Company offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states by mid 2017. For more information about the Company, visit www.investmentevolution.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by federal securities laws.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Investor Relations

Ted Haberfield

MZ Group | President – MZ North America

Direct: 760-755-2716

thaberfield@mzgroup.us

www.mzgroup.us